UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2015

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 4, 2015, Kindred Biosciences, Inc. (the “Company”) and Denise Bevers, the Company's Chief Operating Officer, entered into Amendment No. 2 to Ms. Bevers's employment agreement dated June 20, 2013 as amended by Amendment No. 1 on November 11, 2013, and the Company and Stephen Sundlof, D.V.M., Ph.D., the Company's Executive Vice Presisent of Regulatory Affairs and Chief Scientific Officer, entered into Amendment No. 1 to Dr. Sundlof's employment agreement dated June 30, 2013 (each an “Amendment” and collectively the “Amendments”).
The Amendments provide for an increase in the payment to the respective executive upon termination by the Company without cause or by the executive with good reason, as defined in the respective employment agreement, from six (6) months of the executive’s then current base salary to twelve (12) months of the executive’s then current base salary. Dr. Sundlof's Amendment further amends his employment agreement to change his position and responsibilities from Senior Vice President of Regulatory Affairs to Executive Vice President of Regulatory Affairs and Quality and Chief Scientific Officer in accordance with his recent promotion to such positions.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 1, 2015, the Company held its Annual Meeting of Stockholders. A total of 18,108,774 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 91.8% percent of the Company’s outstanding common stock as of the April 6, 2015 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 17, 2015.
PROPOSAL 1 - Election of Directors. As to the election of director nominees, Raymond Townsend and Ervin Veszprémi, to serve as Class II directors until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified, the voting was as follows:

	Votes FOR	Votes WITHHELD	Broker Non-Votes
1a. Raymond Townsend, Pharm. D.	13,875,139	858,788	3,374,847
1b. Ervin Veszprémi	13,495,251	1,238,676	3,374,847

PROPOSAL 2 - Ratification of Independent Public Accountant. As to the ratification of the appointment of KMJ Corbin & Company LLP as the Kindred Biosciences, Inc. independent registered public accounting firm for the year ending December 31, 2015, the voting was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
17,398,467	12,891	697,416	—

Based on the forgoing votes, Raymond Townsend and Ervin Veszprémi were elected as Class II directors, and Proposal 2 was approved.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 dated June 4, 2015 to Employment Agreement between Kindred Biosciences, Inc. and Denise Bevers, dated June 20, 2013 (as amended by Amendment No. 1 dated November 11, 2013)
10.2	Amendment No. 1 dated June 4, 2015 to Employment Agreement between Kindred Biosciences, Inc. and Stephen Sundlof dated June 30, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: June 4, 2015	By: /s/ Richard Chin
Richard Chin, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 dated June 4, 2015 to Employment Agreement between Kindred Biosciences, Inc. and Denise Bevers, dated June 20, 2013 (as amended by Amendment No. 1 dated November 11, 2013)
10.2	Amendment No. 1 dated June 4, 2015 to Employment Agreement between Kindred Biosciences, Inc. and Stephen Sundlof dated June 30, 2013